UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549



                                          FORM 8-K

                                       Current Report
                                         Pursuant to
                                    Section 13 or 15(d) of
                               The Securities Exchange Act of 1934


            Date of Report (Date of Earliest Event Reported):  October 29, 1998



                                   ALLMERICA FINANCIAL CORPORATION
                        (Exact name of Registrant as specified in its charter)



  Delaware                         1-13754                    04-3263626
(State or other               (Commission File Number)    (I.R.S. Employer I.D.
 jurisdiction of                                                Number)
Incorporation)












                        440 Lincoln Street, Worcester, Massachusetts 01653
                            (Address of Principal Executive Offices)
                                           (Zip Code)


                                       (508) 855-1000
                      (Registrant's Telephone Number including area code)



                                      Page 1 of 9 pages
                                    Exhibit Index on page 4




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


Item 5.  Other Events.

      On October 29, 1998, Allmerica Financial Corporation announced its financial results for the three months ended September 30, 1998. A copy of the press release is attached as Exhibit 99 and is incorporated by reference herein.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE `SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Forward-Looking Statements

The Company wishes to caution readers that the following important factors, among others, in some cases have affected and in the future could affect, the Company's actual results and could cause the Company's actual results for 1997 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. When used in the attached press release, words such as "believes", "anticipated", "expects" and similar expressions are intended to identify forward looking statements. See "Important Factors Regarding Forward-Looking Statements" filed as Exhibit 99-2 to the Company's Annual Report on Form 10-K for the period ended December 31, 1997.

Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities: (i) adverse catastrophe experience and severe weather; (ii) adverse loss development for events the Company insured in prior years or adverse trends in mortality and morbidity; (iii) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors; (iv) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates, limitations on the ability to manage care and utilization, and tax treatment of insurance and annuity products; (v) changes in interest rates causing a reduction of investment income or in the market value of interest rate sensitive investments; (vi) failure to obtain new customers, retain existing customers or reductions in policies in force by existing customers; (vii) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (viii) loss or retirement of key executives; (ix) increases in medical costs, including increases in utilization, costs of medical services, pharmaceuticals, durable medical equipment and other covered items; (x) termination of provider contracts or renegotiations at less cost-effective rates or terms of payment; (xi) changes in the Company's liquidity due to changes in asset and liability matching;
(xii) restrictions on insurance underwriting, based on genetic testing and other criteria; (xiii) adverse changes in the ratings obtained from independent rating agencies, such as Moody's, Standard and Poor's, A.M. Best, and Duff & Phelps; (xiv) lower appreciation on and decline in value of managed investments, resulting in reduced variable products, assets and related fees;
(xv) possible claims relating to sales practices for insurance products; and
(xvi) uncertainty related to the Year 2000 issue.


Item 7.  Financial Statements and Exhibits.

Exhibit 99 Press Release dated October 29, 1998, announcing Allmerica Financial Corporation third quarter financial results.

SIGNATURES


    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALLMERICA FINANCIAL
                                         CORPORATION



                                      By:     /s/ Edward J. Parry III .
                                              Edward J. Parry III
                                              Vice President, Chief Financial
                                              Officer, and Treasurer


Date:  November 2, 1998

Exhibit Index

Exhibit 99 Press Release dated October 29, 1998, announcing Allmerica Financial Corporation third quarter financial results.

                                EXHIBIT 99


                   ALLMERICA FINANCIAL CORPORATION REPORTS
                 THIRD QUARTER OPERATING EARNINGS OF $0.72 PER SHARE

WORCESTER, Mass., October 29, 1998 - Allmerica Financial Corporation
(NYSE: AFC) today reported third quarter operating income of $43.4 million, or $0.72 per share, down from $52.4 million, or $0.90 per share in 1997. Solid growth in variable product fee income was more than offset by the adverse impact of frequent catastrophes and lower investment income. Net operating income excludes net realized investment gains and losses and other non-recurring gains and charges, net of taxes and minority interest.

 "Our variable products business continues to produce solid growth, and we continue to reduce underlying expenses in the Risk Management business," said John F. O'Brien, president and chief executive officer of Allmerica Financial Corporation. "While several unusual items reduced earnings for the quarter, our fundamental business strategies remain sound and ultimately will deliver superior shareholder value.

"We expect to further increase shareholder returns through our recently announced Allmerica Financial common stock repurchase program, and our pending tender offer for the minority interest in Citizens Corporation," O'Brien said.

      On October 27, Allmerica Financial announced that it, or one of its subsidiaries, will make a $29 per share tender offer for the 5.9 million outstanding shares of Citizens Corporation (NYSE: CZC), or 16.8 percent interest, that it does not already own.

      Allmerica Financial also announced a new repurchase authorization to acquire up to $200 million of its own outstanding common stock either through open market purchases or negotiated transactions.

Net income for the quarter was $8.2 million, or $0.13 per share, compared to $60.7 million or $1.04 per share in 1997. Third quarter 1998 pretax net income included two special charges taken during the quarter: $31.0 million associated with an accrual for pending class action sales practice litigation; and $25.3 million related to the company's decision to exit the assumed reinsurance pool business.

Year-to-date net operating income increased to $149.3 million, or $2.47 per share, from $125.3 million, or $2.36 per share last year. Nine months net income was $135.3 million, or $2.24 per share, up from $114.3 million, or $2.16 per share in 1997.

Segment Results

Allmerica Financial operates in two primary businesses: Asset Accumulation and Risk Management. Asset Accumulation markets insurance and retirement savings products and services to individual and institutional clients. Risk Management markets property and casualty insurance and employee benefits products on a regional basis through The Hanover Insurance Company and Citizens Corporation.

In the segment reviews that follow, results are reported on a pre-tax basis, before minority interest in Citizens.

Asset Accumulation

Third quarter pre-tax operating earnings for the Asset Management business were $45.5 million, versus $43.0 million in 1997. Asset Management earnings through nine months were $140.9 million, compared to $113.4 million in 1997.

Allmerica Financial Services' operating earnings grew to $38.6 million, from $37.8 million in the third quarter of 1997. A 22 percent increase in total fee income was largely offset by lower net investment income related to operating losses of $9.5 million on two limited partnerships. Nine-month operating earnings were $123.9 million in 1998, and $99.6 million in 1997.

 Retail variable annuity sales increased 30 percent in the quarter, to $866.2 million, bringing nine-month 1998 new deposits to over $2.5 billion, a 42 percent increase over the nine month period in 1997. Retail variable product fees increased 22 percent to $75.0 million, from $61.4 million in 1997. Income from subadvisory management fees was $8.2 million, a 28 percent increase from $6.4 million reported in the same quarter last year.

Retail variable product assets increased more than 19 percent, to $9.5 billion at September 30, 1998, compared to $7.9 billion at year-end 1997. Total separate account balances grew to $11.4 billion, up 17 percent since year-end 1997.

Allmerica Asset Management's third quarter operating earnings were $6.9 million, up from $5.2 million in the same period last year. The increase primarily resulted from growth in short-term funding agreement deposits, as well as from growth in investment advisory assets under management. Allmerica Asset Management funding agreement sales were $250 million in the quarter, bringing total funding agreement deposits to $1.2 billion. Through the first nine months of 1998, Allmerica Asset Management operating earnings grew to $17.0 million, from $13.8 million in 1997.

Risk Management

Risk Management operating earnings in the third quarter of 1998 decreased to $23.8 million, compared to $44.9 million for the same period in 1997, primarily as a result of increased catastrophe losses and reduced income from its group life and health business, Corporate Risk Management Services (CRMS). Risk Management earnings through the first nine months were $104.8 million and $137.9 million in 1998 and 1997, respectively.

In the fourth quarter, Risk Management will take a charge of $10 million to $12 million, related to significant restructuring in the CRMS and property and casualty operations, as follows:

 CRMS is being broadly restructured to improve profitability. In addition to exiting the assumed reinsurance pool business, the company will exit its administrative services only business, close nearly half of CRMS' nationwide sales offices, and take additional expense reductions in the home office. Aggressive group medical rate increases and tightened underwriting standards are designed to further enhance profitability in 1999.

 Further expense improvement in the property and casualty operations will result from the consolidation of field support activities from fourteen regional branches into three hub locations. The company will also enhance technology which enables agents to issue small commercial and personal lines policies on a largely automated basis.

Third quarter property and casualty earnings were $23.5 million in 1998, compared to $35.9 million for the same period last year. Pre-tax catastrophe losses, which added 5.8 points to the combined ratio, were $28.5 million in the quarter, more than triple the $9.2 million in the third quarter of 1997. Catastrophe losses stemmed from six events totaling $9.9 million at Hanover Insurance and two events totaling $18.6 million at Citizens Corporation.

Property and casualty nine-month earnings in 1998 were $98.0 million, down from $119.0 million in 1997. Year-to-date pretax catastrophe losses were $82.4 million, which is the worst level recorded in the company's history, and more than three times the $25.9 million year-to-date catastrophe losses incurred in 1997. The 1998 nine months' result represented more than double the five-year average annual catastrophe experience of the property and casualty segment.

       Third quarter net premiums earned decreased to $487.2 million, down from $493.4 million in 1997, primarily as a result of exit states and the 1997 sale of Allmerica Re. Underlying net earned premiums grew nearly 5 percent compared to the same period last year.

     The statutory expense ratio improved to 27.1 in the quarter, from 29.2 in the same 1997 period, due primarily to decreased employee-related expenses. The combined ratio increased to 106.1 in the quarter, from 105.2 a year ago, resulting from the increased catastrophe losses.

CRMS' third quarter 1998 operating earnings decreased to $0.3 million from $9.0 million in 1997, primarily driven by unfavorable claims experience in the group medical and long-term disability lines. Fourth quarter restructuring, detailed above, coupled with the charge taken in the third quarter of $25.3 million to substantially withdraw from assumed reinsurance for several voluntary group health pools, are designed to return this segment to greater profitability in 1999.

Through nine months, CRMS earnings were $6.8 million and $18.9 million in 1998 and 1997, respectively.

Corporate

Corporate segment net expenses were $9.3 million in the third quarter of
1998, compared to $11.8 million last year.   Corporate net expenses through the
first nine months were $35.6 million in 1998, compared to $30.8 million in the same period of 1997.

Investment Results

Net investment income for the third quarter of 1998 was $166.5 million, including the closed block, compared to $177.6 million in the same 1997 period. The decrease primarily reflects the impact of $11.7 million of losses on three limited partnership investments. Pretax net investment income of $5.3 million related to a mortgage loan prepayment partially offset partnership investment
losses.   For the first nine months of 1998, net investment income was $502.4 million, compared to $538.3 million in 1997.

Third quarter, pretax net realized investment gains were $9.5 million, compared to $14.7 million for the same period in 1997. Pretax realized gains and losses included nearly $51.2 million of gains on the sale of equities, which offset an $18.5 million write down of the three limited partnership investments and $29.8 million of bond impairments.

Balance Sheet

Shareholders' equity was $2.48 billion, or $41.02 per share at September
30, 1998, compared to $2.38 billion, or $39.71 per share at December 31, 1997. Excluding the impact of SFAS No. 115, book value was $38.08 per share at the close of the third quarter, compared to $36.08 per share at December 31, 1997.

Total assets were $25.2 billion at September 30, 1998, up from $22.5 billion at year-end 1997. Separate account assets increased to $11.4 billion at September 30, 1998, up from $9.8 billion at December 31, 1997.

Interim information is unaudited.


ALLMERICA FINANCIAL CORPORATION
(in millions, except per share data)

                                                 Quarter ended September 30,

                                                   1998              1997

Net income *                                       $ 8.2              $ 60.7

Net income per share                               $ 0.13             $ 1.04

Weighted average shares                              60.6               58.4




* Net income for the quarter includes a $20.2 million charge with respect to the pending sales practice class action litigation case, net of taxes, and a $16.4 million non-operating cost associated with the reinsurance of certain group health pools, net of taxes. Net income in the third quarter of 1997 included $10.1 million of net realized investment gains, net of taxes and minority interest and a $1.8 million restructuring charge, net of taxes and minority interest.



                                                 Quarter ended September 30,

                                                 1998               1997

Net operating income                             $ 0.72              $ 0.90

Net realized gains on investments,
net of applicable federal income
taxes, minority
Interest and amortization                          0.01                0.17

Litigation expense, net of taxes                  (0.33)                 -

Loss from exiting reinsurance
pools, net of taxes                               (0.27)                 -

Other, net of taxes                                 -                  (0.03)

Net income                                       $ 0.13                $ 1.04


Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies headquartered in Worcester, Mass.



CONTACTS:              Investors                                   Media
                      Jean Peters                           Michael F. Buckley
                     (508) 855-3599                           (508) 855-3099

AF-36
10/29/98






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